Exhibit 1.1

5,300,000 Shares

CLEMENTIA PHARMACEUTICALS INC.

COMMON SHARES

UNDERWRITING AGREEMENT

October 29, 2018

October 29, 2018

Morgan Stanley & Co. LLC

Leerink Partners LLC

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	Leerink Partners LLC 1301 Avenue of the Americas, 12th Floor New York, New York 10019

Ladies and Gentlemen:

Clementia Pharmaceuticals Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 5,300,000 of its common shares, without par value (the “Firm Shares”), who are represented by Morgan Stanley & Co. LLC (“Morgan Stanley”) and Leerink Partners LLC (“Leerink” and together with Morgan Stanley, the “Representatives”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 795,000 of its common shares, without par value (the “Additional Shares”), if and to the extent that you, as the Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares (without par value) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-227726), including a prospectus, relating to the Shares (the “Shelf Shares), including the Shares, to be issued from time to time by the Company. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement” and; the related prospectus covering the Shelf Shares dated October 5, 2018 in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of

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purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus, the preliminary prospectus contained in the Registration Statement at the time of its effectiveness and any free writing prospectuses together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) as of its date

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and as of the Closing Date, the Prospectus does not contain and, as amended or supplemented as of the date of such amendment or supplement, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the broadly available road show or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company has complied with the securities laws of the Province of Quebec, including the rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Autorité des marchés financiers (Quebec) (the “AMF”), and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Administrators required to be complied with by the Company in order to sell the Shares as contemplated by this Agreement, including, without limitation the approval of the AMF pursuant to Section 12 of the Securities Act (Quebec) (the “Quebec Securities Act”). The Company is a reporting issuer in good standing in the Province of Quebec and has timely filed with the AMF all documents required to be filed by it pursuant to Regulation 51-102 respecting Continuous Disclosure Obligations(Quebec).

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) The Company has been incorporated, is validly existing as a corporation in good standing under the Canada Business Corporations Act, has the corporate power and capacity to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing under any laws

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other than the federal laws of Canada would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Each subsidiary of the Company has been duly incorporated, is validly existing in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The authorized share capital of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus. As of the Closing Date, the authorized share capital of the Company will conform as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The Shares have been duly authorized and, when issued, paid and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k) With respect to the stock options granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a stock option was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents and (ii) each such grant was made in accordance with the terms of the Company Stock Plans, and all applicable laws and regulatory rules or requirements, including all applicable United States federal and state securities laws and the securities laws and regulations of the Province of Quebec and any other applicable province or territory of Canada.

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(l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law or (ii) the articles of incorporation or by-laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or (ii) the filing with the AMF of a notice under Section 12 of the Quebec Securities Act, which notice has been filed, to which notice the AMF has not objected, and in respect of which the time period during which the AMF may raise any objection has elapsed, all as prescribed by Section 12 of the Quebec Securities Act.

(m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(o) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the

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Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) Computershare Transfer Services Inc. at its principal offices in Montréal and Toronto has been duly appointed as Canadian transfer agent and registrar for the Shares and Computershare Trust Company, N.A. at its principal office in 480 Washington Boulevard, Jersey City, New Jersey 07310 has been duly appointed as U.S. transfer agent and registrar for the Shares.

(r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, U.S. and Canadian federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) Other than the Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) in effect as of the date hereof, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. Any and all such rights to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement have been validly waived by all parties to the Registration Rights Agreement.

(u) The Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers that was outstanding at or after the time of the first filing of the Registration Statement with the Commission.

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(v) (i) None of the Company or its subsidiaries or controlled affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries or controlled affiliates will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(w) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and in compliance with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and all other applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(x) (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person or Persons that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, Global Affairs Canada, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, including but not limited to

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any other Canadian or Japanese sanctions authorities (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and its subsidiaries have not engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(z) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the

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use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(aa) The Company and each of its subsidiaries owns or, in the case of certain intellectual property developed under research and collaboration agreements described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, co-owns, or to the knowledge of the Company has valid, binding and enforceable licenses under all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, registrations and applications for registration of the foregoing, and other intellectual property used in or necessary for the conduct, or the proposed conduct, of the business of the Company, in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, the “Intellectual Property”), except as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, and except as enforceability of any licenses may be limited by bankruptcy and, other similar laws affecting the rights of creditors generally and general principles of equity; to the knowledge of the Company, the conduct of its and its subsidiaries’ respective business (including the development and commercialization of the product candidates described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) has not and will not infringe or misappropriate any intellectual property rights of others; to the knowledge of the Company the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting; to the knowledge of the Company except as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, the Intellectual Property is free and clear of all material liens or encumbrances; other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (ii) neither the Company nor any of its subsidiaries has received any written notice of any claim of infringement, misappropriation of or conflict with asserted rights of others with respect to any of the Company’s product candidates, processes or Intellectual Property, (iii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership, inventorship or use of any of the Intellectual Property owned by the Company or, to the knowledge of the Company, of any of the Intellectual Property licensed to the Company, except, in the case of validity and scope, for actions in the normal course of ex parte prosecution of pending applications for registered Intellectual Property (iv) no action, suit, claim or other proceeding other than actions in the normal course of ex parte prosecution of pending applications for registered Intellectual Property, is pending or, to the knowledge of the Company, is threatened, challenging the

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Company’s rights in or to any Intellectual Property owned by the Company or, to the knowledge of the Company, of any of the Intellectual Property licensed to the Company, (v) to the knowledge of the Company, the development, manufacture, sale and any currently proposed use of any of the discoveries, inventions, product candidates or processes of the Company referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus, do not currently, and will not upon commercialization, infringe, or violate any right or issued patent claim of any third party in any material respect, (vi) to the knowledge of the Company, no third party has any ownership right in or to any registered Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office or the Canadian Intellectual Property Office and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, (vii) to the knowledge of the Company, none of the technology employed by the Company or its subsidiaries in the conduct of the business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been obtained or is being used by the Company or its subsidiaries in material violation of any contractual obligation binding on the Company or, to the knowledge of the Company, upon any of its officers, consultants, directors or employees, (viii) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements and (ix) the product candidate referred to as palovarotene, and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development by the Company or any subsidiary falls within the scope of the claims of one or more patents owned by or licensed to the Company.

(bb) All patents and patent applications owned by or licensed to the Company or any of its subsidiaries or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained in all material respects.

(cc) The Company and its subsidiaries and, to the knowledge of the Company, its and their directors, officers and employees have operated and currently are in compliance in all material respects with all applicable health care laws, rules and regulations of the jurisdictions in which it is conducting business. The Company: (i) is and at all times has been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, processing, use, distribution, storage, import, export or disposal of any product under development or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any

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Applicable Laws to conduct the Company’s business as described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any such Authorizations; (iv) has not received written notice of any pending, completed, or threatened claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety of any product candidate or any alleged product candidate defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(dd) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus were and are being conducted in all material respects in accordance with the protocols that have been submitted to the FDA and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug, and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Prospectus, and the Prospectus are accurate and complete and fairly present the data derived from such studies, tests and trials in all material respects; the Company is not aware of any studies, tests or trials, the results of which the Company believes are materially inconsistent with the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus when viewed in the context in which such results are described and the clinical stage of development; and the Company has not received any written notices or written correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or

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material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(ee) Neither the Company nor, to the knowledge of the Company, any of its officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)) is or has been excluded, suspended or debarred from participation in any state or federal health care program, or made subject to any pending or, to the Company’s knowledge, threatened or contemplated action which could reasonably be expected to result in such exclusion, suspension or debarment.

(ff) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent.

(gg) Except as would not, individually or in the aggregate, have (or reasonably be expected to have) a material adverse effect: (1) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that the Company or any member of its “Controlled Group” (defined as any organization which is under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) sponsors or maintains (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (2) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (3) each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, has complied with the funding requirements of Section 412 and 430 of the Code and Sections 302 and 303 of ERISA; (4) the fair market value of the assets of each Plan, to the extent required to be funded by applicable law, equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (5) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (6) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA.

(hh) Except as would not, individually or in the aggregate, have (or reasonably be expected to have) a material adverse effect: (1) each registered pension plan, as that term is defined in Section 248(1) of the Income Tax Act (Canada), that the Company sponsors or administers, if any (each, a “Plan”), has been administered in compliance with the terms of such Plan and applicable laws; (2) all contributions required to be made by the Company in respect of each Plan have been made in a timely fashion in accordance with the terms of each Plan and

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applicable laws; (3) the fair market value of assets in each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (4) the Company is not aware of any investigation, examination, proceeding, action or claim (other than routine claims for benefits) pending or threatened involving any Plan; and (5) the Company does not participate in or have any liability under a multi-employer plan, as that term is defined in Section 8500(1) of the Income Tax Regulations (Canada).

(ii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, other than in circumstances where such coverage was otherwise obtained; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(jj) The Company’s board of directors meets the independence requirements of, and has established an audit committee and a compensation committee, in each case, that meets the independence requirements of, the rules and regulations of the Commission and The NASDAQ Stock Market, as would be applicable to a U.S. domestic issuer.

(kk) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, provincial, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(ll) The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply

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with the applicable requirements of the Act and have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards (“IFRS”) Board applied on a consistent basis throughout the periods involved except as disclosed therein; the supporting schedules included in the Registration Statement, if any, present fairly in accordance with IFRS the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein, except as disclosed therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Act and the rules and regulations of the Commission thereunder; to the extent included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the pro forma financial information and the related notes thereto included therein have been prepared in accordance with the applicable requirements of the Act and comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K of the Act, to the extent applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus in all material respects; all other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(mm) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents

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the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(oo) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(pp) The Company and each of its subsidiaries have filed all U.S. and Canadian federal, state, provincial and local tax returns, as well as all foreign tax returns, required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(qq) Except for net income taxes on underwriting commissions, no stamp duty, documentary or registration taxes, or similar charges are payable by or on behalf of the Underwriters pursuant to the laws of Canada or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the shares by the Underwriters to U.S. residents in the manner contemplated herein.

(rr) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ss) The Company is eligible for filing a registration statement on Form F-3.

(tt) From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means

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any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(uu) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(vv) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to any statements or omissions made in any written Time of Sale Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(ww) Other than the direct and indirect subsidiaries of the company described in the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity. As used in this Agreement with respect to the Company, “subsidiaries” shall mean direct and indirect subsidiaries of the Company.

(xx) The courts of Canada would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(yy) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the federal laws of Canada or the laws of the Province of Quebec. The irrevocable and unconditional waiver and agreement of the Company contained in Section 14(a) hereof not to

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plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the federal laws of Canada and the laws of the Province of Quebec.

(zz) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Province of Quebec and will be honored by the courts of Quebec. The Company has the power to submit, and pursuant to Section 14(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 14(a)), and has the power to designate, appoint and empower, and pursuant to Section 14(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(aaa) The Company and each Subsidiary has complied, and are presently in compliance, with its cybersecurity and privacy policies and all third-party obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and each Subsidiary of personally identifiable information, except to the extent that the failure to do so would not reasonably be expected to have a material adverse effect.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $12.455 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 795,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days (or at least one business day if the purchase date is to be the same date as the Closing Date for the Firm Shares) after the written notice is given and may not be earlier than the Closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the

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total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares. The Company is further advised by you that prior to the commencement of any Road Show undertaken in connection with the marketing of the offering of the Shares you reasonably expected that the Shares would be sold primarily in the United States.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $13.25 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.477 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 1, 2018, or at such other time on the same or such other date, not later than November 8, 2018, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than November 29, 2018, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations.

The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible

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change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c) The Shares have been approved for listing, subject to official notice of issuance, on The NASDAQ Global Select Market upon official notice of issuance.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Jenner & Block LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i) each U.S. subsidiary of the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii) all of the issued capital shares of each U.S. subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable;

(iii) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in

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the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(iv) (A) in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is filed as an exhibit to the Registration Statement, or, to the best of such counsel’s actual knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states and the regulations promulgated thereunder in connection with the offer and sale of the Shares; provided that no opinion is expressed in this paragraph (v) with respect to Canadian or other provincial securities laws;

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(vi) under the laws of the State of New York, the Company has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 14(a)) and has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts; and

(vii) the statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Certain U.S. Federal Income Tax Considerations” and “Underwriting” in so far as they purport to describe the provisions of the laws and documents referred to herein or legal conclusions with respect hereto, constitute accurate, complete and fair summaries of the matters described therein in all material respects.

(e) The Underwriters shall have received on the Closing Date an opinion of Dentons Canada LLP, Canadian counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business in Canada as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification;

(ii) the authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iii) the Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non assessable;

(iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by laws of the Company or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company

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or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act (Quebec) and the regulations promulgated thereunder in connection with the offer and sale of the Shares and have been obtained; provided that no opinion is expressed in this paragraph (vi) with respect to United States Federal or state securities laws;

(vii) the Company is a “reporting issuer” in good standing in the Province of Quebec;

(viii) the statements relating to securities, legal matters, documents or proceedings in the (A) Time of Sale Prospectus and the Prospectus under the captions “Description of Share Capital” and “Certain Canadian Federal Income Tax Considerations” and (B) Part II of the Registration Statement in Item 8, in each case fairly summarize in all material respects such securities, matters, documents or proceedings;

(ix) except for net income taxes on underwriting commissions, no stamp duty, documentary or registration taxes, or similar charges, are payable by or on behalf of the Underwriters pursuant to the Income Tax Act (Canada), any other federal laws of Canada or the laws of any province in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or U.S. resident purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters to U.S. residents in the manner contemplated herein.

(x) the courts of the Province of Quebec would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York;

(xi) neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Province of Quebec and the federal laws applicable therein; the irrevocable and unconditional waiver and agreement of the Company contained in Section 14(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement

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is valid and binding under the laws of the Province of Quebec and the federal laws applicable therein; and

(xii) the choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Province of Quebec and the federal laws of Canada applicable therein and will be honored by the courts of the Province of Quebec; the Company has the power to submit, and pursuant to Section 14(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 14(a)), and has the power to designate, appoint and empower, and pursuant to Section 14(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(f) The Underwriters shall have received on the Closing Date an opinion of Clark+Elbing LLP, intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Hyman, Phelps & McNamara, P.C., regulatory counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

The opinions and 10b-5 statements of Jenner & Block LLP and Hyman, Phelps & McNamara, P.C. and the opinions of Dentons Canada LLP and Clark+Elbing LLP described in Sections 5(d) – 5(g) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in any of the Registration Statement, the Time of Sale Prospectus or the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

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(j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the shareholders, optionholders, officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and 10b-5 statement of Jenner & Block LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of Dentons Canada LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion of Clark+Elbing LLP, intellectual property counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) an opinion and 10b-5 statement of Hyman, Phelps & McNamara, P.C., regulatory counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi) an opinion and 10b-5 statement of Ropes & Gray LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(vii) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

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(viii) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, upon request, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, during such period as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirements may be satisfied pursuant to Rule 172 of the Securities Act) (the “Prospectus Delivery Period”), to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object at any time prior to such filing, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object in a timely manner.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make

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the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h) To use its best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

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(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses of the Company in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonably incurred and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonably incurred and documented fees and disbursements of counsel to the Underwriters, not to exceed $30,000.00, incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (v) all costs and expenses incident to listing the Shares on The NASDAQ Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company (excluding the Underwriters and representatives of the Underwriters) and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonably incurred and documented fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States in an amount not to exceed $20,000.00 (excluding filing fees) and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of

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Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, as well as 50% of the cost of any aircraft chartered in connection with the road show.

(j) To use its best efforts to have the Shares accepted for listing on The NASDAQ Global Select Market and to file all documents and notices required by The NASDAQ Global Select Market of issuers that have securities that are listed on The NASDAQ Global Select Market.

(k) Except with respect to net income taxes on underwriting commissions, the Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, registration, documentary or other similar taxes or duties imposed under the Income Tax Act (Canada), any other federal laws of Canada or the laws of any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters to U.S. residents in the manner contemplated herein.

(l) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(m) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obligated to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax to such Underwriter.

(n) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(o) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company

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will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(p) The Underwriters shall have received, on the date hereof, a certificate dated the date hereof and signed by the chief financial officer of the Company with respect to the consolidated cash, cash-equivalent and marketable securities balances of the Company as of September 30, 2018.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley and Leerink on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or make any public announcement of its intention to enter into any of the foregoing (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in this clause (2) or clause (1) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission or file any prospectus with any Canadian securities regulatory authority, in either case relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, the grant of new options or other equity awards under employee or non-employee director benefit plans existing as of the date hereof and disclosed in the Time of Sale Prospectus, and the filing of one or more registration statements on Form S-8 relating thereto, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares or corresponding provisions of Canadian securities laws, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act or applicable provisions of Canadian securities laws, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period, or (d) the offer or issuance of up to an aggregate of 5% of the Common Shares of the Company outstanding in connection with collaboration, intellectual property license or acquisition agreements or arrangements, provided that any recipient execute a lock-up agreement for the Restricted Period in the form of Exhibit A hereto.

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7. Covenants of the Underwriters.

(a) Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) Each Underwriter severally represents and warrants that it has not and will not offer, sell or distribute any Shares in any province or territory of Canada, except in compliance with applicable securities laws and regulations. The Representatives agree that any selling group member making sales in Canada will be required to make the foregoing representation and warranty and agree to the same restriction.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, marketing materials, road show or the

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Prospectus or any amendment or supplement thereto or any Written Testing-the-Waters Communication.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such

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proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting offering expenses payable by the Company) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or

32

omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, The NASDAQ Stock Market, the Toronto Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal, New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed

33

or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (which, for the purposes of this paragraph, shall not include termination pursuant to Section 9(i), (iii), (iv) or (v)), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred and documented by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of,

34

and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Submission to Jurisdiction; Appointment of Agents for Service.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Time of Sale Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of

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exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16. Taxes. Subject to the limitations set forth in Section 6(m), if any sum payable to the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt of computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under the Agreement shall be increased to such sum as will ensure that such Underwriter shall be left with the sum it would have had in the absence of such laws.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Leerink Partners LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: General Counsel; and if to the Company shall be delivered, mailed or sent to 4150 St. Catherine St. West, Suite 550, Montreal, Quebec, Canada H3Z 2Y5, Attention: Steve Forte.

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Very truly yours, Clementia Pharmaceuticals, Inc.

By:	/s/ Steve Forte
Name: Steve Forte
Title: CFO

Accepted as of the date hereof Morgan Stanley & Co. LLC Leerink Partners LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Christine Ha
Name: Christine Ha
Title: Executive Director

By:	Leerink Partners LLC

By:	/s/ Gabriel P. Cavazos
Name: Gabriel P. Cavazos
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC	2,517,500

Leerink Partners LLC	2,120,000

Wedbush Securities Inc.	662,500

Total:	5,300,000
I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated October 29, 2018

2.	Price Per Share of: $13.25
Size of the Offering: 5,300,000 shares
II-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[●], 2018

Morgan Stanley & Co. LLC

Leerink Partners LLC

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	Leerink Partners LLC 1301 Avenue of the Americas, 12th Floor New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Leerink Partners LLC (“Leerink” and together with Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Clementia Pharmaceuticals, Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), pursuant to a Registration Statement on Form F-3 (File No. 333-227726) (the “Registration Statement”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of common shares (the “Shares”) of the Company (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Leerink on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or publicly disclose the intention to do so, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to Common Shares or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering;

(b) the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans as described in the Registration Statement;

(c) transfers of Common Shares or any security convertible or exercisable or exchangeable into Common Shares:

(i) as a bona fide gift, including as a result of estate or intestate succession, or pursuant to a will or other testamentary document;

(ii) if the undersigned is a natural person, to a member of the immediate family of the undersigned (for purposes of this letter agreement (the “Agreement”), “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption no more remote than first cousin, and shall include any former spouse);

(iii) if the undersigned is a natural person, to any trust or other like entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iv) if the undersigned is a corporation, partnership, limited liability company or other business entity, to any affiliate as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (an “Affiliate”) thereof; or

(v) if the undersigned is a corporation, partnership, limited liability company or other business entity, to any Affiliate, wholly-owned subsidiary, limited partner or member of the undersigned or to any investment fund or other entity controlled by the undersigned;

(d) distributions of Common Shares or any security convertible into Common Shares to limited partners or stockholders of the undersigned;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plan under any of the securities laws (including rules, regulations, policy statements or other such instruments or rulings) of each of the provinces and territories of Canada (collectively, “Canadian Securities Laws”) or the equivalent thereof in other non-U.S. jurisdictions for the transfer of Common Shares;

(f) the transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to the Company, pursuant to agreements or rights in existence on the date hereof which have been disclosed to the Representative and under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares, in each case, solely in connection with the termination of the undersigned’s employment or other service relationship with the Company;

(g) the transfer of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares from the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting event of the Company’s securities or upon the exercise of options to purchase Common Shares by the undersigned, in each case on a “cashless” or “net exercise” basis solely to cover tax withholding obligations of the undersigned in connection with such vesting or exercise;

(h) the transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction occurring after the Public Offering, in each case, made to all holders of the Common Shares involving a Change of Control of the Company; provided, that in the event that the tender offer, merger, amalgamation, consolidation or other such similar transaction is not completed, the Common Shares owned by the undersigned shall remain subject to the restrictions contained in this Agreement and provided, further, that no such transfer of Common Shares shall be permitted pursuant to this clause (h) if such bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction is not approved by the board of directors of the Company, unless either (A) such transfer is required pursuant to mandatory take-over or squeeze-out provisions under applicable law or (B) the failure to so transfer such undersigned’s Common Shares would result in such undersigned’s Common Shares being extinguished without value being received by the undersigned;

(i) any transfer of Common Shares that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order; and

(j) the transfer of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares that is required to effect the recapitalization of the Company as described in the Prospectus;

provided, that, in the case of clause (a) above, no filing or public announcement under Section 16(a) of the Exchange Act, under Canadian Securities Laws or the equivalent thereof in other non-U.S. jurisdictions shall be required or shall be voluntarily made during the Restricted Period in connection with any such subsequent sales of Common Shares or other securities acquired in such open market transactions; provided, further, that, in the case of clause (b) above, any of the undersigned’s Common Shares or any security convertible into or exchangeable for Common Shares issued or received upon such exercise shall be subject to the terms of this Agreement; provided, further, that, in the case of clauses (c)(ii) – (c)(v) above, such transfer shall not involve a disposition of value; provided, further, that in the case of any transfer or distribution pursuant to clause (c) or (d) above, (i) each donee, distributee or transferee shall concurrently with such transfer or distribution sign and deliver a lock-up letter substantially in the form of this Agreement and (ii) no filing or public announcement under Section 16(a) of the Exchange Act, under Canadian Securities Laws or the equivalent thereof in other non-U.S. jurisdictions, shall be required or shall be voluntarily made during the Restricted Period; provided, further, that, in the case of clause (e) above, (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, under Canadian Securities Laws or the equivalent thereof in other non-U.S. jurisdictions, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period; provided, further, that, in the case of clauses (f) and (i) above, any public filing or public announcement under Section 16(a) of the Exchange Act, Canadian Securities Laws or the equivalent thereof in other non-U.S. jurisdictions, required or voluntarily made during the Restricted Period shall clearly indicate in the footnotes thereto or comments section thereof that such transfer was made solely to the Company pursuant to the circumstances described in the applicable clause hereto; and provided, further, that, in the case of clause (g) above, no filing or public announcement under Section 16(a) of the Exchange Act, under Canadian Securities Laws or the equivalent thereof in other non-U.S. jurisdictions, shall be required or shall be voluntarily made during the Restricted Period. For purposes of clause (h) of this paragraph, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), after the closing of the Public Offering, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold shares having more than 50% of the voting power of all outstanding voting shares of the Company (or the surviving entity).

For the avoidance of doubt, the undersigned will not make any demand and hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of a registration statement relating to the Public Offering. Except as set forth in this Agreement, the undersigned agrees that, without the prior written consent of Morgan Stanley and Leerink on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration or qualification for distribution of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Public Offering or with any issuance or sale by the Company of any equity or other securities before the Public Offering.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This Agreement shall automatically terminate, and the undersigned will, in each case, be released from its obligations under this Agreement, upon the earliest to occur, if any, of (a) prior to the execution of the Underwriting Agreement, the date that the Company advises the Representatives, in writing, that it does not intend to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement (if executed) if prior to the closing of the Public Offering, or (c) December 15, 2018, if the Underwriting Agreement has not been entered into by such date.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)